UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2007

CONSOLIDATED RESOURCES HEALTH CARE FUND II
(Exact name of registrant as specified in its charter)

GEORGIA	0-13415	58-1542125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Peachtree Street, Suite 1230
Atlanta, Georgia  30361
(Address of Principal
Executive Offices)

(404) 873-1919
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure

On July 2, 2007, Consolidated Resources Health Care Fund II (the “Company”) received an “Inspection of Books and Records” letter request (“Request Letter”) from Everest Management, LLC (“Everest”), and owner of certain of the Company’s Units of Limited Partnership Interest (“Units”).  In the Request Letter, representatives of Everest demand the right to inspect and copy various financial information regarding the Company.  The Company has been informed that the purpose of the inspection is to provide Everest with sufficient information to evaluate its investment in the Units.

The Company intends to furnish Everest with the Supplemental Operational Information attached hereto as Exhibit 99.1 relating to Consolidated Resources Health Care Fund II - Mayfair Nursing Care Center, Ltd. and Exhibit 99.2 relating to Consolidated Resources Health Care Fund II - Mayfair Village.  The Company advises, however, that the financial information attached hereto has not been prepared in accordance with Regulation S-X.

Item 9.01            Financial Statements and Exhibits

(c)  Exhibits

99.1	Supplemental Operational Information on Consolidated Resources Health Care Fund II -Mayfair Nursing Care Center, Ltd.
99.2	Supplemental Operational Information on Consolidated Resources Health Care Fund II - Mayfair Village, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED RESOURCES HEALTH CARE FUND II
	By:	WELCARE SERVICE CORPORATION II its Managing General Partner

Date: August 9, 2007	By:	/s/ John F. McMullan
John F. McMullan
Director and Principal Executive Officer of theManaging General Partner